                                                                   Exhibit 10.34

                                                                    CONFIDENTIAL


                                SUPPLY AGREEMENT

This Agreement is made as of the last date set forth on the signature page hereto (the "EFFECTIVE DATE") between Solarfun Power Hong Kong Limited, a company registered in Hong Kong (hereinafter "SOLARFUN") and Hoku Scientific, INC., a Delaware corporation (hereinafter "HOKU"). HOKU and SOLARFUN are sometimes referred to in the singular as a "PARTY" or in the plural as the "PARTIES".

                                    RECITALS

Whereas, HOKU desires to supply polysilicon to SOLARFUN for its general use beginning in calendar year 2009 for a continuous period of eight years from the date of the first shipment;

Whereas, in exchange for HOKU's agreement to allocate the supply of polysilicon, SOLARFUN desires to provide HOKU with a firm order for polysilicon upon the terms and conditions provided herein;

NOW, THEREFORE, in furtherance of the foregoing Recitals and in consideration of the mutual covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:

1.   Definitions.

The following terms used in this Agreement shall have the meanings set forth below:

     1.1. "AFFILIATE" shall mean, with respect to either Party to this Agreement, any entity that is controlled by or under common control with such Party.

     1.2. "AGREEMENT" shall mean this Supply Agreement and all appendices annexed to this Agreement as the same may be amended from time to time in accordance with the provisions hereof.

     1.3. "ESCROW ACCOUNT" is the bank deposit account created with the Escrow Agent pursuant to the Escrow Agreement.

     1.4. "ESCROW AGENT" shall mean (A) a bank that is domiciled in and organized under the laws of one of the fifty states of the United States of America, and which is reasonably acceptable to HOKU, or (B) a bank located in China whose obligations and responsibilities are guaranteed by a bank that is domiciled in and organized under the laws of one of the fifty states of the United States of America, and which is reasonably acceptable to HOKU, or (C) any other bank that is acceptable to HOKU in its sole discretion, or (D) any successor escrow agent appointed pursuant to the Escrow Agreement.

     1.5. "ESCROW AGREEMENT" has the meaning set forth in Section 5.4.1 below.

     1.6. "FIRST SHIPMENT DATE" shall mean the first day of the calendar month in which HOKU commences deliveries to SOLARFUN of Products pursuant to this Agreement.

     1.7. "FACILITY" shall mean any facility used by HOKU for the production of the Product.

     1.8. "MINIMUM ANNUAL QUANTITY OF PRODUCT" means two hundred metric tons (200,000 kilograms) of Product during the first Year and seven hundred fifty metric tons (750,000 kilograms) during each of the second through eighth Year, inclusive.

     1.9. "PRODUCT" shall mean the raw polysilicon in chunk form manufactured by HOKU and sold to SOLARFUN pursuant to this Agreement.



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


     1.10. "PRODUCT SPECIFICATIONS" shall mean the quality and other specifications set forth on Appendix 2 to this Agreement.

     1.11. "TERM" shall mean the period during which this Agreement is in effect, as more specifically set forth in Section 9 of this Agreement.

     1.12. "TOTAL DEPOSIT" shall mean all deposits or prepayments made by SOLARFUN to HOKU hereunder including without limitation the Initial Deposit and the Main Deposit.

     1.13. "YEAR" shall mean each of the eight (8) twelve-month periods commencing on the First Shipment Date.


2. Ordering. Starting on the First Shipment Date and each Year during the term of this Agreement thereafter, SOLARFUN agrees to purchase from HOKU, and HOKU agrees to sell to SOLARFUN, the Minimum Annual Quantity of Product at the prices set forth on Appendix 1 to this Agreement (the "PRICING SCHEDULE"). This Agreement constitutes a firm order from SOLARFUN for 5,450 metric tons of Product that cannot be cancelled during the term of this Agreement, except as set forth in Section 9 below.

3.   Supply Obligations.

     3.1. HOKU shall deliver each Year pursuant to this Agreement starting on the First Shipment Date at least the Minimum Annual Quantity of Product in approximately equal monthly shipments pursuant to Section
          4.1 below; provided however, that if HOKU fails to deliver a monthly shipment, then HOKU may deliver any deficiency within thirty (30) days without breaching this section or incurring any purchase price adjustment (pursuant to Section 3.3 below). At any time during the term of this Agreement, HOKU may ship to SOLARFUN up to the full cumulative balance of Minimum Annual Quantity of Product to be shipped through the end of this Contract (an "EXCESS SHIPMENT") with SOLARFUN's written consent. This shipment will be credited against each subsequent Minimum Annual Quantity of Product. For example, if the Minimum Annual Quantity of Product for a given Year is 750 metric tons, and if HOKU delivers 750 metric tons in January, then the next shipment of 750 metric tons is not required until the following Year.

     3.2. HOKU intends to manufacture the Products at its Facility; however, notwithstanding anything to the contrary herein, HOKU may deliver to SOLARFUN Products that are manufactured by a third party other than HOKU, where HOKU is acting only as a reseller or distributor of such Products; and provided that the Products meet the Product Specifications and price set forth in this Agreement.

     3.3. Except in the case of a force majeure pursuant to Section 12 below, if at any time after September 30, 2009, HOKU does not supply any Products pursuant to Section 3.1 or 3.2 within thirty (30) days of the scheduled delivery date, HOKU will provide SOLARFUN with a purchase price adjustment. Such purchase price adjustment shall be two and one-half percent (2.5%) of the value of the respective delayed Products for each week or part thereof that the Product shipment (or part thereof) is delayed beyond the thirty (30) day grace period. Any purchase price adjustment as a result of this Section 3.3 will be paid by HOKU at the end of the term of the applicable calendar quarter. In lieu of making a cash payment to SOLARFUN pursuant to this Section 3.3, HOKU may, at its option, pay for such purchase price adjustment in the form of a credit issued for future shipments of Products. Notwithstanding anything to the contrary, the maximum amount of such purchase price adjustment shall not exceed fifty percent (50%) of the value of the respective delayed Products. Monthly shipments which are delayed beyond one hundred fifty (150) days shall be deemed to constitute a material breach of this Agreement pursuant to Section
          9.2.1 below.



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


     3.4. If HOKU delivers any Products to SOLARFUN prior to October 1, 2009, then SOLARFUN shall pay HOKU a premium equal to 20% of the applicable purchase price for the Products shipped.

4.   Shipping & Delivery.

     4.1. Except as provided in Section 3.2 above, shipments shall be made from the Facility on a monthly basis in accordance with a shipment schedule that will be provided by HOKU each Year under this Agreement (the "SHIPMENT SCHEDULE") no later than sixty (60) days prior to the applicable year. The Shipment Schedule shall provide for approximately equal monthly shipments that add up to the Minimum Annual Quantity of Products.

     4.2. HOKU agrees that it will not enter into any additional supply contract with, or make any supply commitment to, any third party (not including the long term supply contracts that have been signed prior to the Effective Date (the "PRE-EXISTING COMMITMENTS")) if the aggregate of HOKU's delivery obligations under all of its supply contracts (including those with SOLARFUN and its Pre-existing Commitments) and such additional supply contract/commitment during any month would exceed the rated monthly production capacity of all polysilicon reactors at all HOKU Facilities, as certified by the manufacturer thereof. Subject to the foregoing, this Section 4.2 shall not preclude HOKU from (A) entering into supply contracts for additional capacity from Facility expansion, including pre-sales of potential Facility expansions, or from increased productivity of the Reactors, or (B) selling on the spot market or entering into long-term contracts for the sale of polysilicon that does not meet the Product Specifications at any time during the term of this Agreement, provided that HOKU uses commercially reasonable efforts to meet the Product Specifications with respect to such polysilicon and that HOKU does not manufacture polysilicon for the purpose of making such spot market sales or fulfilling such long term contracts

     4.3. HOKU will use commercially reasonable efforts to make its first shipment of Products to SOLARFUN on or before July 1, 2009.

5.   Payments & Advances.

     5.1. Immediately upon signing this Agreement, SOLARFUN shall provide HOKU with a deposit of One Million U.S. Dollars (US$1,000,000) via wire transfer of immediately available funds (the "FIRST DEPOSIT") as advance payment for Products to be delivered under this Agreement.

     5.2. On or before December 28, 2007, SOLARFUN shall provide HOKU a second cash deposit of Nine Million U.S. Dollars (US$9,000,000.00) (the "SECOND DEPOSIT, and together with the First Deposit, the "INITIAL DEPOSIT") as advance payment for Products to be delivered under this Agreement.

     5.3. SOLARFUN shall pay in cash to HOKU the additional sum of Forty-Five Million U.S. Dollars (USD $45,000,000.00) (the "MAIN DEPOSIT") as an advance payment for Products to be delivered under this Agreement in accordance with the payment schedule set forth below.

          5.3.1. Forty-Four and one-half percent (44.5%) of the Main Deposit (USD $20,000,000.00) (the "THIRD DEPOSIT") shall be paid to HOKU on September 30, 2008 (the "THIRD DEPOSIT DATE").

          5.3.2. Forty-Four and one-half percent (44.5%) of the Main Deposit (USD $20,000,000) (the "FOURTH Deposit") shall be paid to HOKU on March 31, 2009 (the "FOURTH DEPOSIT DATE").



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


          5.3.3. Eleven percent (11%) of the Main Deposit (USD $5,000,000.00) (the "FIFTH DEPOSIT") shall be paid to HOKU on March 31, 2010 (the "FIFTH DEPOSIT DATE").

     5.4. Escrow Agreement; Letter of Credit.

          5.4.1. On or before January 10, 2008, either (A) SOLARFUN shall provide to HOKU an irrevocable stand-by letter of credit in substantially the form of APPENDIX 3 attached hereto (the "LETTER OF CREDIT") in the amount of the Main Deposit, or (B) SOLARFUN, HOKU and the Escrow Agent shall sign an escrow agreement in substantially the form of APPENDIX 4 (the "ESCROW AGREEMENT"), and SOLARFUN shall deposit into the Escrow Account the amount of the Main Deposit.

               5.4.1(a) If the Letter of Credit is provided pursuant to Section
                    5.4.1(A) above, then such Letter of Credit shall be issued to HOKU by a bank domiciled in and organized under the laws of one of the fifty states of the United States of America, and which is reasonably acceptable to HOKU (the "ISSUING BANK"). The Letter of Credit shall be issued in US Dollars for the full amount of the Main Deposit, and shall be freely assignable by HOKU in connection with any assignment of this Agreement by HOKU pursuant to Section 13.3 below. Payment to HOKU of the Third Deposit, Fourth Deposit and Fifth Deposit shall be made by the Issuing Bank upon its receipt of written notice that SOLARFUN has failed to make such payment on the Third Deposit Date, the Fourth Deposit Date or the Fifth Deposit Date, as applicable. The Letter of Credit shall expire on the later of the date when (A) the Main Deposit has been paid in full to HOKU by SOLARFUN, or (B) the Main Deposit has been paid in full to HOKU by the Issuing Bank.

               5.4.1(b) If the Escrow Agreement is entered into pursuant to
                    Section 5.4.1(B) above, then the Main Deposit may be deposited into the Escrow Account in US Dollars or Chinese RMB; provided, however, that all payments to HOKU pursuant to this Agreement shall be in US Dollars. Payment of the Third Deposit, Fourth Deposit and Fifth Deposit shall automatically be made to HOKU from the Escrow Account pursuant to the Escrow Agreement on the Third Deposit Date, Fourth Deposit Date and Fifth Deposit Date, as applicable. Notwithstanding anything to the contrary, all payments from the Escrow Account to HOKU shall be made in US Dollars, unless HOKU and SOLARFUN otherwise agree in writing. In the event that the amount of any payment from the Escrow Account to HOKU in US Dollars is less than the Third Deposit, Fourth Deposit, or Fifth Deposit, as applicable, due to currency exchange rates from Chinese RMB to US Dollars, then SOLARFUN shall be obligated to immediately pay HOKU in US Dollars the difference between the actual payment from the Escrow Account and the Third Deposit, Fourth Deposit or Fifth Deposit, as applicable. The final form of the Escrow Agreement may be different from the form attached as Appendix 4, acceptance of which by the Parties shall be evidenced by HOKU and SOLARFUN's execution thereof.

     5.5. HOKU shall invoice SOLARFUN at or after the time of each shipment of Products to SOLARFUN. Taxes, customs and duties, if any, will be identified as separate items on HOKU invoices. All invoices shall be sent to SOLARFUN's address as provided herein. Payment terms for all invoiced amounts shall be thirty (30) days from date of shipment. All payments shall be made in U.S. Dollars. Unless HOKU is entitled to retain the Total Deposit as liquidated damages pursuant to Section 11 below, shipments to SOLARFUN shall be credited against the Total Deposit beginning in the second Year, as set forth in APPENDIX 1 (Pricing Schedule).

     5.6. The prices for the Products do not include any excise, sales, use, import, export or other similar taxes, such taxes will not include income taxes or similar taxes, which taxes will be invoiced to and paid by SOLARFUN, provided that SOLARFUN is legally or contractually obliged to pay such taxes. SOLARFUN shall be responsible for all transportation charges, duties or charges for shipping and handling; thus, the price for the Products shall not include any such charges.



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


     5.7. Late payments and outstanding balances shall accrue interest at the lesser of 10% per annum or the maximum allowed by law.

6.   Security Interest.

     6.1. Subject to receipt of the Initial Deposit and or payment of any portion of the Main Deposit HOKU hereby grants to SOLARFUN a security interest to secure the repayment by HOKU to SOLARFUN of the Total Deposit following any of the events set forth in Section 9.6 below, which shall be subordinated in accordance with Section 6.2 below, in all of the tangible and intangible assets related to HOKU's polysilicon business (the "COLLATERAL").

     6.2. SOLARFUN acknowledges and agrees that the security interests and liens in the Collateral will not be first priority security interests, will be expressly subordinated to HOKU's third-party lenders (the "SENIOR LENDERS") that provide debt financing for the construction of any HOKU Facility, and may be subordinated as a matter of law to other security interests, and to security interests that are created and perfected prior to the security interest granted to SOLARFUN hereby. SOLARFUN shall enter into subordination agreements with the Senior Lenders on terms and conditions reasonably acceptable to the Senior Lenders.

     6.3. In addition, SOLARFUN shall enter into collateral, intercreditor and other agreements (the "COLLATERAL AGREEMENTS") with HOKU's Senior Lenders, and with SANYO Electric Co., Ltd., Suntech Power Holding Co., Ltd., Global Expertise Wafer Division, Ltd., and HOKU's other customers who provide prepayments for Products (collectively, "HOKU'S OTHER CUSTOMERS"), as may be reasonably necessary to ensure that the security interest granted hereby is pari passu with the security interests that may be granted to HOKU's Other Customers. SOLARFUN may not unreasonably refuse to sign any such Collateral Agreement, provided that such Collateral Agreement grants SOLARFUN a pari passu priority with respect to HOKU's Other Customers, and is expressly subordinated to the Senior Lenders.

     6.4. The security interest granted hereby shall continue so long as HOKU continues to maintain any amount of the Total Deposit, and only to the extent of such remaining amount of the Total Deposit being held by HOKU, which has not been credited against the shipment of Products pursuant to this Agreement, or otherwise repaid to SOLARFUN. Notwithstanding anything to the contrary contained in this Agreement, the Collateral consisting of real property shall secure only the obligations of HOKU to refund any portion of the Total Deposit to SOLARFUN in accordance with the terms of this Agreement.

     6.5. HOKU and SOLARFUN each agree to act in good faith to execute and deliver any additional document or documents that may be required in furtherance of the foregoing provisions of this Section 6, including the Collateral Agreements. Neither HOKU nor SOLARFUN may unreasonably refuse to sign any such document.

7.   Product Quality Guarantee.

     7.1. HOKU warrants to SOLARFUN that the Products shall meet the Product Specifications. For each shipment, this warranty shall survive for sixty (60) days after the applicable shipment date (the "WARRANTY PERIOD"). Upon release of the Products to a common carrier or freight forwarder, FOB origin, HOKU warrants that the Products shall be free of all liens, mortgages, encumbrances, security interests or other claims or rights. HOKU will, upon prompt notification and compliance with HOKU's instructions, refund or replace, at SOLARFUN's sole option, any Product which does not meet the Product Specifications, and SOLARFUN shall comply with the inspection and return goods policy described in Section 8 below with respect to such Products. No employee, agent or



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


          representative of HOKU has the authority to bind HOKU to any oral representation or warranty concerning the Products. Any oral representation or warranty made prior to the purchase of any Product and not set forth in writing and signed by a duly authorized officer of HOKU shall not be enforceable by SOLARFUN. HOKU makes no warranty and shall have no obligation with respect to damage caused by or resulting from accident, misuse, neglect or unauthorized alterations to the Products.

     7.2. HOKU EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE. HOKU's sole responsibility and SOLARFUN's exclusive remedy for any claim arising out of the purchase of any Product is a refund or replacement, as described above. In no event shall HOKU's liability exceed the purchase price paid therefore; nor shall HOKU be liable for any claims, losses or damages of any individual or entity or for lost profits or any special, indirect, incidental, consequential, or exemplary damages, howsoever arising, even if HOKU has been advised of the possibility of such damages.

     7.3. HOKU shall, at its own expense, indemnify and hold SOLARFUN and its Affiliates harmless from and against any expense or loss resulting from any actual or alleged infringement of any patent, trademark, trade secret, copyright, mask work or other intellectual property related to the Products, and shall defend at its own expense, including attorneys fees, any suit brought against SOLARFUN or SOLARFUN's Affiliates alleging any such infringement. SOLARFUN agrees that: (i) SOLARFUN shall give HOKU prompt notice in writing of any such suit; (ii) if HOKU provides evidence reasonably satisfactory to SOLARFUN of HOKU's financial ability to defend the matter vigorously and pay any reasonably foreseeable damages, SOLARFUN shall permit HOKU, through counsel of HOKU's choice, to answer the charge of infringement and defend such suit (but SOLARFUN, or SOLARFUN's Affiliate may be represented by counsel and participate in the defense at its own expense); and (iii) SOLARFUN shall give HOKU all needed information, assistance, and authority, at HOKU's expense, to enable HOKU to defend such suit. In case of a final award of damages in any such suit HOKU shall pay such award, but shall not be responsible for any settlement made without its prior consent. Except as otherwise expressly set forth herein, HOKU disclaims any obligation to defend or indemnify SOLARFUN, its officers, agents, or employees, from any losses, damages, liabilities, costs or expenses which may arise out of the acts of omissions of HOKU.

8.   Inspection and Return Goods Policy.

     8.1. An inspection of appearance of each shipment of Product shall be made by SOLARFUN in accordance with sound business practice upon the delivery of the Product, and in no case later than four weeks after delivery at SOLARFUN's factory. SOLARFUN shall inform HOKU promptly, and in no case later than six weeks after delivery of Product, in case of any obvious damages or other obvious defects to the Product which SOLARFUN discovers under the inspection of appearance.

     8.2. SOLARFUN shall perform final inspection of the Product upon introducing the Product into SOLARFUN's production process. Such inspection shall take place during the Warranty Period. If the Product does not meet the Product Specifications, SOLARFUN shall notify HOKU in writing without undue delay after the inspection and, together with the notification, submit documentary evidence of the result of the final inspection whereupon HOKU shall have the right to undertake its own inspection prior to any return of the Products pursuant to Section
          8.3 below.

     8.3. Products may be returned to HOKU within the later of (a) 10 days after discovery of a defect consistent with Sections 8.1 and 8.2 above; and
          (b) 10 days after HOKU completes its inspection and confirms the defect pursuant to Section 8.2 above, for replacement or a refund including all return shipment expenses. To assure prompt handling, HOKU shall provide SOLARFUN a return goods



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


          authorization number within 48 hours of SOLARFUN's request. Provided that HOKU communicates this number to SOLARFUN within such timeframe, SOLARFUN will reference this number on return shipping documents. Returns made without the authorization number provided by HOKU in accordance with the foregoing may be subject to HOKU's reasonable charges due to HOKU's additional handling costs. HOKU reserves the right to reverse any credit issued to SOLARFUN if, upon return, such Product is determined by a predetermined third party not to be defective.

9.   Term and Termination.

     9.1. The term of this Agreement shall begin on the Effective Date and provided that the first delivery of the Product under this Agreement shall occur in 2009 or earlier, and unless previously terminated as hereinafter set forth, shall remain in force for a period of eight Years beginning with the First Shipment Date.

     9.2. Each Party may, at its discretion, upon written notice to the other Party, and in addition to its rights and remedies provided under this Agreement or any other agreement executed in connection with this Agreement and at law or in equity, terminate this Agreement in the event of any of the following:

          9.2.1. Upon a material breach of the other Party of any material provision in this Agreement, and failure of the other Party to cure such material breach within sixty (60) days after written notice thereof; provided, however, that such cure period shall not modify or extend the 150-day cure period for HOKU's delivery obligations pursuant to Section 3.3 above; and provided, further that such sixty (60) day cure period shall not apply to SOLARFUN's failure to make any payment to HOKU pursuant to this Agreement. In the event of SOLARFUN's failure to make payment on the 30-day payment terms set forth in Section 5.5 hereof, termination by HOKU shall require the issuance of a written notice of default containing the threat of immediate termination if payment is not made within an additional grace period of not less than ten (10) business days.

          9.2.2. Upon the voluntary or involuntary initiation of bankruptcy or insolvency proceedings against the other Party; provided, that for an involuntary bankruptcy or insolvency proceeding, the Party subject to the proceeding shall have sixty (60) working days within which to dissolve the proceeding or demonstrate to the terminating Party's satisfaction the lack of grounds for the initiation of such proceeding;

          9.2.3. If the other Party (i) becomes unable, or admits in writing its inability, to pay its debts generally as they mature, (ii) becomes insolvent (as such term may be defined or interpreted under any applicable statute); or


          9.2.4. In accordance with the provisions of Section 12 (Force Majeure) below.


          9.2.5. Without limiting the foregoing, SOLARFUN shall have the right to terminate this Agreement if the First Shipment Date does not occur on or before December 31, 2009.

     9.3. HOKU shall have the right to terminate this Agreement if SOLARFUN fails to pay HOKU the Second Deposit on or before December 28, 2007, in which case HOKU shall be entitled to retain the First Deposit as liquidated damages.

     9.4. HOKU shall have the right to terminate this Agreement if on or before January 10, 2008 SOLARFUN has failed to either (A) enter into the Escrow Agreement with HOKU and the Escrow Agent and deposit the Main Deposit into the Escrow Account pursuant to Section 5.4.1 above, or
          (B)



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


          deliver the Letter of Credit pursuant to Section 5.4.1 above, in which case, HOKU shall be entitled to retain the Initial Deposit as liquidated damages.

     9.5. Upon the expiration or termination of this Agreement howsoever arising, the following Sections shall survive such expiration or termination: Sections 1 (Definitions); Section 7 (Product Quality Guarantee), Section 8 (Inspection and Return Goods Policy); Section 9 (Term and Termination); Section 10 (Liability); Section 11 (Liquidated Damages); and Section 13 (General Provisions).

     9.6. If SOLARFUN terminates this Agreement pursuant to Section 9.2.1, 9.2.2, 9.2.3, 9.2.4, 9.2.5 or 12 then any funds remaining on the Total Deposit on such date of termination shall be returned to SOLARFUN; provided however that if SOLARFUN is in material breach of this Agreement at the time it terminates this Agreement, then HOKU shall not be required to repay any remaining amount of the Total Deposit up to the amounts of HOKU's direct loss from such material breach (unless SOLARFUN cures such breach within the applicable cure period) or SOLARFUN's other outstanding and unpaid obligations hereunder (including, without limitation, obligations under Section 11). "FUNDS REMAINING" on the Total Deposit are funds not applied against SOLARFUN's purchase of Product, pursuant to Section 5.5 above, for Product actually shipped to SOLARFUN hereunder.

10.  Liability.

     10.1. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR EXEMPLARY OR PUNITIVE DAMAGES, EVEN IF SOLARFUN OR HOKU HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     10.2. NEITHER PARTY'S TOTAL LIABILITY TO THE OTHER FOR ANY KIND OF LOSS, DAMAGE OR LIABILITY ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL EXCEED IN THE AGGREGATE THE TOTAL DEPOSIT, EXCEPT WITH RESPECT TO SOLARFUN'S CONTINUING OBLIGATION TO PURCHASE THE PRODUCTS AS SET FORTH HEREIN.

11. Liquidated Damages. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY BREACH OF THIS AGREEMENT BY SOLARFUN MAY CAUSE IRREPARABLE AND IMMEASURABLE DAMAGE TO HOKU. BECAUSE IT IS DIFFICULT TO MEASURE THESE DAMAGES, IN THE EVENT THAT THIS AGREEMENT IS TERMINATED BY HOKU PURSUANT TO SECTION 9.2.1, 9.2.2, 9.2.3, 9.2.4, or 9.4, THEN HOKU SHALL BE ENTITLED TO RETAIN AS LIQUIDATED DAMAGES, THE TOTAL DEPOSIT (OR ANY REMAINING PORTION THEREOF NOT CREDITED AGAINST PRODUCT SHIPMENTS). ANY AMOUNTS DUE FOR UNDELIVERED PRODUCT UNDER THIS AGREEMENT ARE STILL DUE, UNLESS OTHERWISE AGREED BY BOTH PARTIES IN WRITING.

12. Force Majeure. Neither Party shall be liable to the other Party for failure of or delay in performance of any obligation under this Agreement, directly, or indirectly, owing to acts of God, war, war-like condition, embargoes, riots, strike, lock-out and other events beyond its reasonable control which were not reasonably foreseeable and whose effects are not capable of being overcome without unreasonable expense and/or loss of time to the affected Party (i.e., the Party that is unable to perform). If such failure or delay occurs, the affected Party shall notify the other Party of the occurrence thereof as soon as possible, and the Parties shall discuss the best way to resolve the event of force majeure. If the conditions of Force Majeure continue to materially impede performance of any material obligation under



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


     this Agreement for a period of more than three (3) consecutive calendar months, then the non-affected Party shall be entitled to terminate this Agreement by 30 days' prior written notice to the other Party.

13.  General Provisions.

     13.1. This Agreement shall be construed under and governed by the laws of the State of California, U.S.A.


     13.2. Upon notice from one Party to the other of a dispute hereunder, the Parties agree to hold a meeting within thirty (30) days of receipt of such notice with at least one (1) representative from each Party who has decision-making authority for such company. At this meeting, the Parties will attempt to resolve the dispute in good faith. If, after the meeting, the dispute has not been resolved, only then may a Party resort to litigation. Any proceeding to enforce or to resolve disputes relating to this Agreement shall be brought in California, USA. In any such proceeding, neither Party shall assert that such a court lacks jurisdiction over it or the subject matter of the proceeding.

     13.3. HOKU may assign this Agreement to any of its Affiliates, and may assign its rights under this Agreement to any collateral agent as collateral security for HOKU's secured obligations in connection with the financing a HOKU Facility, without the consent of SOLARFUN. Except as stated in the previous sentence, neither HOKU nor SOLARFUN may assign this Agreement to a third party without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, an assignment of this Agreement by either Party in connection with a merger, acquisition, or sale of all or substantially all of the assets or capital stock of such Party shall not require the consent of the other Party. If this Agreement is assigned effectively to a third party, this Agreement shall bind upon successors and assigns of the Parties hereto.

     13.4. Except as provided elsewhere in this Agreement, a notice is effective only if the Party giving or making the notice has complied with this
          Section 13.4 and if the addressee has received the notice. A notice is deemed to have been received as follows:

     (a) If a notice is delivered in person, or sent by registered or certified mail, or nationally or internationally recognized overnight courier, upon receipt as indicated by the date on the signed receipt; or

     (b) If a notice is sent by facsimile, upon receipt by the Party giving the notice of an acknowledgment or transmission report generated by the machine from which the facsimile was sent indicating that the facsimile was sent in its entirety to the addressee's facsimile number.

Each Party giving a notice shall address the notice to the appropriate person at the receiving Party at the address listed below or to a changed address as the Party shall have specified by prior written notice:

SOLARFUN:

SOLARFUN POWER HONG KONG LIMITED
In care of:  JIANGSU LINYANG SOLARFUN CO., LTD.
No. 666 Linyang Rd.,
Qidong Jiangsu Province 226200
People's Republic of China
Tel: +86-21-6393-8326
Fax: +86-21-6393-3099
Attn:  William Sien, VP of Business Development



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


E-Mail:  william.sien@solarfun.com.cn

HOKU:

HOKU SCIENTIFIC, INC.
1075 Opakapaka Street
Kapolei, HI 96707
Attn:  Mr. Dustin Shindo, CEO
E-mail:  dshindo@hokusci.com
Facsimile:  +1 (808) 682-7807

     13.5. The waiver by either Party of the remedy for the other Party's breach of or its right under this Agreement will not constitute a waiver of the remedy for any other similar or subsequent breach or right.

     13.6. If any provision of this Agreement is or becomes, at any time or for any reason, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall continue with the same force and effect as if such unenforceable or invalid provisions had not been inserted in this Agreement.

     13.7. No changes, modifications or alterations to this Agreement shall be valid unless reduced to writing and duly signed by respective authorized representatives of the Parties.

     13.8. No employment, agency, trust, partnership or joint venture is created by, or shall be founded upon, this Agreement. Each Party further acknowledges that neither it nor any Party acting on its behalf shall have any right, power or authority, implied or express, to obligate the other Party in any way.

     13.9. Neither Party shall make any announcement or press release regarding this Agreement or any terms thereof without the other Party's prior written consent; provided, however, that the Parties will work together to issue a joint press release within two (2) days after execution of this Agreement. Notwithstanding the foregoing, either Party may publicly disclose the material terms of this Agreement pursuant to the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, or other applicable law; provided, however, that the Party being required to disclose the material terms of this Agreement shall provide reasonable advance notice to the other Party, and shall use commercially reasonable efforts to obtain confidential treatment from the applicable governing entity for all pricing and technical information set forth in this Agreement.

     13.10. This Agreement constitutes the entire agreement between the Parties and supersedes all prior proposal(s) and discussions, relative to the subject matter of this Agreement and neither of the Parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein. No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement.

     13.11. The headings are inserted for convenience of reference and shall not affect the interpretation and or construction of this Agreement.


     13.12. Words expressed in the singular include the plural and vice-versa.



SOLARFUN Initials & Date /s/ WS November 15, 2007   HOKU Initials & Date /s/ DS November 19, 2007
                         ------------------------                        ------------------------

                                                                    CONFIDENTIAL


IN WITNESS WHEREOF, the Parties have executed this Supply Agreement as of the date first set forth above.

SOLARFUN:                                  HOKU:
--------                                   ----

SOLARFUN POWER HONG KONG                   HOKU SCIENTIFIC, INC.
LIMITED

By: /s/ William Sien                       By: /s/ Dustin Shindo
   --------------------------                 ---------------------------

Name: William Sien                         Name: Dustin Shindo
     ------------------------                    -------------

Title: VP of Business Division             Title: Chairman & CEO
                                                  --------------
Authorized Signatory                       Authorized Signatory

Date: November 15, 2007                    Date: November 19, 2007
     ------------------------                   -------------------------


                               CORPORATE GUARANTY

As an inducement for HOKU to enter into this Agreement with SOLARFUN, it is hereby agreed that the undersigned does hereby guaranty to HOKU the prompt, punctual and full payment of all monies now or hereinafter due HOKU from SOLARFUN, and agrees to the following:

     a) Until termination, this guaranty is unlimited as to amount or duration and shall remain in full force and effect notwithstanding any extension, compromise, adjustment, forbearance, waiver, release or discharge of any party obligor or guarantor.

     b) The obligations of the undersigned shall be at the election of HOKU, shall be primary and not necessarily secondary, and HOKU shall not be required to exhaust its remedies as against SOLARFUN prior to enforcing its rights under this guaranty against the undersigned.

     c) The guaranty hereunder shall be unconditional and absolute and the undersigned waives all rights of subrogation and set-off until all sums under this guaranty are fully paid. The undersigned further waives all suretyship defenses or defenses in the nature thereof, generally.

     d) The guaranty shall be valid and continuing during the term of this Agreement.

     e) The undersigned warrants and represents it has full authority to enter into this guaranty.

     f) This guaranty shall be binding upon and inure to the benefit of the parties, their successors, assigns and personal representatives.

     g) This guaranty shall be construed and enforced under the laws of the State of California, USA


JIANGSU LINYANG SOLARFUN CO., LTD.

By: /s/ William Sien                       Date: November 15, 2007
   -----------------------------------          -------------------------------

Name: William Sien
     ---------------------------------

Title: VP of Business Division
      --------------------------------
Authorized Signatory



                       SIGNATURE PAGE TO SUPPLY AGREEMENT